UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:  (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On October 21, 2011, Liberty Property Trust (the “Company”) and Liberty Property Limited Partnership (the “Borrower”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wells Fargo Bank, N.A., SunTrust Bank and Citizens Bank of Pennsylvania, as Documentation Agents, PNC Bank, National Association, as Co-Documentation Agent, Citibank, N.A., UBS Securities LLC, U.S. Bank National Association, Capital One, N.A. and Bank of Tokyo Mitsubishi UFJ, Ltd., as Managing Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and the lenders a party thereto., to obtain extensions of credit and commitments in a revolving credit facility aggregating $500 million, as may be increased to up to $750 million in accordance with the terms of the Credit Agreement (the “Credit Facility”).

The Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement, dated as of August 31, 2010, which provided for the making of loans by the lenders named therein in an aggregate principal amount at any one time outstanding not to exceed $500 million, subject to increase to up to $750 million as set forth therein.

Borrowings under the Credit Facility bear interest at LIBOR or the specified base rate plus a margin specified in the Credit Agreement.

The Borrower must repay all advances by November 1, 2015 or such earlier date on which the loans become due and payable pursuant to the terms of the Credit Agreement.

The Credit Facility contains customary covenants. Certain financial covenants included in the Credit Facility are summarized below:

•                  the ratio of unsecured debt to value of all unencumbered properties may not exceed 60% with certain exceptions;

•                  the ratio of total debt (net of certain amounts specified in the Credit Agreement) to total assets may not exceed 60% with certain exceptions;

•                  the ratio of secured debt (net of certain amounts specified in the Credit Agreement) to total asset value may not exceed 35%;

•                  tangible net worth of the Borrower may not be less than $2.3 billion plus 75% of net offering proceeds;

•                  the ratio of adjusted net operating income from all unencumbered properties to interest expense on unsecured indebtedness may not be less than 2.00 to 1.0 for any fiscal quarter; and

•                  adjusted EBITDA to fixed charges may not be less than 1.50 to 1.0 for any fiscal quarter.

The Credit Facility contains customary events of default. If an event of default occurs and is continuing, the Borrower might be required to repay all amounts outstanding under the Credit Facility.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit Number	Exhibit Title

99.1

Third Amended and Restated Credit Agreement, dated as of October 21, 2011, by and among Liberty Property Limited Partnership, Liberty Property Trust, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wells Fargo Bank, N.A., SunTrust Bank and Citizens Bank of Pennsylvania, as Documentation Agents, PNC Bank, National Association, as Co-Documentation Agent, Citibank, N.A., UBS Securities LLC, U.S. Bank National Association, Capital One, N.A. and Bank of Tokyo Mitsubishi UFJ, Ltd., as Managing Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and the lenders a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ George J. Alburger, Jr.
		Name:	George J. Alburger, Jr.
		Title:	Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ George J. Alburger, Jr.
		Name:	George J. Alburger, Jr.
		Title:	Chief Financial Officer

Dated: October 27, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1

Third Amended and Restated Credit Agreement, dated as of October 21, 2011, by and among Liberty Property Limited Partnership, Liberty Property Trust, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Wells Fargo Bank, N.A., SunTrust Bank and Citizens Bank of Pennsylvania, as Documentation Agents, PNC Bank, National Association, as Co-Documentation Agent, Citibank, N.A., UBS Securities LLC, U.S. Bank National Association, Capital One, N.A. and Bank of Tokyo Mitsubishi UFJ, Ltd., as Managing Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and the lenders a party thereto.